EXHIBIT 23.2

INDEPENDENT AUDITORS’ REPORT

     We consent to the use in the Registration Statement of Integrated Financial Systems, Inc. on Form SB-2 of our report dated July 20, 2004 on the financial statements of Integrated Financial Systems, Inc. appearing in the Prospectus, which is part of the Registration Statement.

     We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

August 4, 2004
Denver, Colorado